UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2005 (March 31, 2005)

                             CAN CAL RESOURCES LTD.
--------------------------------------------------------------------------------
               (Exact Name of Company as Specified in its Charter)

             NEVADA                      0-26669                 88-0336988
-------------------------------   ---------------------    ---------------------
(State or other jurisdiction of   (Commission File No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)


2500 VISTA MAR DRIVE
LAS VEGAS, NV                                                     89128
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(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (702) 243-1849


                                 Not Applicable
--------------------------------------------------------------------------------
               Former Name, Former Address or Former Fiscal Year,,
                          If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act




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SECTION 1:  REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
---------------------------------------------------------

     Can-Cal Resources Ltd. ("the Company") reports that as of March 31, 2005, its wholly owned Mexican subsidiary, Sierra Madre Resources S.A. de C.V. ("SMR"), has signed two option agreements to acquire interests in the mining rights to 29 gold-silver concessions, covering approximately 3,100 hectares (approximately 7,700 acres). The concessions are located in a historic mining district in the Municipality of Pinos, Zacatecas State, Mexico (the "Pinos District") and are owned by a private Mexican company, Minera Apolo S.A. de C.V. ("MA").

     SMR and MA have signed an Exploration and Exploitation Agreement (the "Agreement"), whereby SMR can earn a 51% Joint Venture ("JV") interest in an approximate 130 hectare area, referred to as the Catanava Block, covered by all, or portions of, 7 of the 29 concessions. SMR and MA have also signed a Letter of Intent (the "LOI"), whereby SMR can separately acquire a 100% interest in the mining rights to the remaining hectares not covered by the Agreement. Both the Agreement and the LOI contain an option (the "Option"), whereby SMR has a 90-day period to conduct due diligence and whatever geological programs it deems appropriate before electing to proceed with the exploration and exploitation of the concessions.

     The Pinos District is located in southeastern Zacatecas State, about midway between the cities of Zacatecas and San Luis Potosi. The concessions can be accessed by a paved road that runs from Highway 49 to the Municipality of Pinos, a distance of some 26 kilometers. Infrastructure in the area is good, including available electric power.

     Mining activity in the Pinos District dates back to the 1550s and work continued by the Spanish until Mexico's Independence in 1810. Activity was greatly expanded from approximately 1870 through 1910, when British mining companies brought Cornish mining techniques to the area. Remnants of this work are evidenced by significant surface structures, many lined shafts that are still in good condition today, and extensive underground workings in multiple veins along approximately seven kilometers of vein strike. Generally, mining ceased at the water table (approximately 100 meters below surface). However, in one reported case, a Cornish pump was used for dewatering to 330 meters below surface, to continue mining one of many bonanza gold zones that the Pinos District is reportedly noted for. Generally, these bonanza zones occur at major vein intersections. The British mining companies were forced to leave the Pinos District in 1910, at the time of the Mexican Revolution.

     Systematic mining of the Pinos District did not occur again until the mid-1930s, when a 300 - 350 TPD process plant was built and operated successfully for about eight years, processing ore from the rehabilitated workings at one of the major veins. Between 1975-1983, Bethlehem Steel ("Bethlehem") entered into a joint venture with Industrias Penoles ("Penoles") to explore and exploit the Pinos District. To carry out this joint venture, Minera Apolo S.A. de C.V. was formed with Bethlehem as the operator. Bethlehem accessed and mapped various underground workings, sampled the veins in all available workings, sampled surface dumps and tailings and also conducted a limited surface drilling program. Bethlehem reportedly prepared two internal studies, which concluded that the veins at Pinos could be worked economically. However, Bethlehem withdrew from joint venture in 1983, before implementing a mine development program, reportedly due to corporate financial constraints related to the company's steel operations. Penoles did not advance the project and, in 1993, sold its interests in the concessions and Minera Apolo to the former manager of the joint venture, the current president of Minera Apolo.


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     Since 1993, MA has entered into two option agreements, the most recent with
Hecla Mining Company that conducted various exploration programs, including drilling, on portions of the concessions during the period 1995-1997. There has been no significant work done on the concessions since 1997, other than limited programs carried out by MA, in part, due to depressed gold prices during the period 1997-2001.

     The Pinos District concessions are grouped into two principal groups, Old and New District concessions, with the Old District concessions comprising the principal areas of past mining activities. The Old District concessions are composed of various epithermal veins, which have been grouped into four main vein systems, each with a strike of several kilometers. The veins tend to converge to the north, including the apparent convergence of three of the main vein systems in the Catanava Block. The areas of most interest are vein intersections, which reportedly have resulted in many bonanza gold zones in the Pinos District. The veins are quartz/calcite fissure veins, mineralized by what appear to be multi-stage mineralizing events. The principal metals are gold and silver. Host rocks include limestones, rhyolitic tuffs, lutites and sandstones. The distribution of precious metals is reported to be erratic, and bulk sampling may be required to gain a better understanding of the distribution of precious metals in various veins. The New District concessions contain several epithermal vein systems, generally under alluvial and colluvial cover.

     In order for SMR to earn its 51% interest in the Catanava Block JV Agreement, SMR was required to pay MA $25,000 upon signing the Agreement, payable in restricted common stock of the Company. If SMR exercises its Option in the Agreement, SMR must pay MA an additional $50,000, payable $25,000 in cash and $25,000 in restricted common stock of the Company, and MA would be entitled to receive future quarterly minimum advance royalty payments, ranging from $5,000 three months following SMR's exercise of its Option to $25,000 per quarter one year later, and a future quarterly 1% Net Smelter Return Royalty. SMR, as operator of the JV, will be responsible for funding the JV's expenditures until commercial production commences, defined as achieving a minimum production rate of 3,250 TPM (approximately 130 TPD) within fifteen months of exercising its Option. The time period may be extended by SMR, but the advance minimum royalty payments to MA will be doubled during any extension period, until the minimum production rate is achieved. SMR may terminate the Agreement at any time, by providing MA with thirty days advance written notice.

     Upon signing the LOI, SMR was required to pay MA $24,000, payable in restricted common stock of the Company. If SMR exercises its Option in the LOI, SMR will earn its 100% interest in the mineral rights to the concessions by: a.) Paying outstanding mining taxes and related penalties and interest on four of the concessions, b.) Paying MA semi-annual advance minimum royalty payments, starting with a $20,000 payment on January 1, 2006 and increasing to $50,000 per payment in 2006, $55,000 per payment in 2007 and $60,000 per payment in 2008 and thereafter, c.) Paying MA a future quarterly 3.0% Net Smelter Return Royalty, d.) Incurring minimum annual work commitments of $250,000 in 2006, $500,000 in 2007 and $1,250,000 in 2008; there are no minimum work commitments in 2005, and e.) Initiating commercial production at the minimum rate of 600 TPD within two years of electing to proceed with the development of a mine. SMR may terminate the agreement at any time, by providing MA with thirty days advance notice.


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SECTION 3:  SECURITIES AND TRADING MARKETS

ITEM 3.02.     UNREGISTERED SALE OF EQUITY SECURITIES
-----------------------------------------------------

     Pursuant to the Agreement and the LOI, the Company is issuing a total of 218,750 restricted shares of common stock to MA, based on the average price per share of $0.224 (average market price for the five trading days preceding signing of the Agreement and the LOI). The Company is relying on the exemption from registration of this transaction, which is available under section 4(2) of the Securities Act of 1933.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CAN CAL RESOURCES LTD.



Dated: April 7, 2005                By:    /s/  Anthony F. Ciali
                                        ----------------------------------------
                                        ANTHONY F. CIALI
                                        Chief Executive Officer and President





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